UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

FIRST PULASKI NATIONAL CORPORATION
 (Exact Name of registrant as specified in charter)

Tennessee                            0-10974                        62-1110294
(State or other jurisdiction of                          (Commission                           I.R.S. Employer
incorporation)                                      File Number)                         Identification No.)

206 South First Street
Pulaski, Tennessee                                                               38478
 (Address of principal executive offices)                                                                    (Zip Code)

(931)-363-2585
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Effective at the 2008 Annual Meeting of First Pulaski National Corporation, a Tennessee corporation (the "Company") on April 24, 2008, James T. Cox, a member of the Company's board of directors, retired from the Company's board of directors.  Also, William Lyman Cox and Donald A. Haney. were newly elected to the Company's board of directors at the 2008 Annual Meeting. In connection therewith, the Company's board of directors approved a resolution to set the size of the board of directors at twelve members effective upon the retirement of Mr. James T. Cox and the election of Mr. William Lyman Cox and Mr. Donald A. Haney.

(c)     Following his retirement from the board of directors, James T. Cox will continue to remain an employee of the Company and First National Bank of Pulaski (the "Bank") in the position of Senior Executive Officer.  In connection with Mr. Cox's retirement from the board of directors, Mark A. Hayes was appointed Chairman and will continue to serve as Chief Executive Officer of the Company and the Bank.  Donald A. Haney has been appointed President of the Company and President and Chief Operating Officer of the Bank.  Mr. Haney has served as the Company's Sr. Vice President and Chief Operating Officer since January 15, 2004.  Mr. Haney is the brother of Charles D. Haney, a director of the Company.   There are no transactions between Mr. Haney or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          FIRST PULASKI NATIONAL CORPORATION

                                                                          By:/s/Mark A. Hayes
                                                                               Mark A. Hayes
                                                                               Chief Executive Officer

Date: April 25, 2008